Exhibit 99.1

Usio Inc. Publishes 2025 Annual Letter to Shareholders

SAN ANTONIO, January 21, 2026 (GLOBE NEWSWIRE) – Usio, Inc: (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, has published its 2025 annual shareholder letter from Chairman and CEO, Louis Hoch. The full text of the Letter is provided below.

Dear Fellow Shareholder:

As we close out another transformative year at Usio, Inc., I am proud to share our progress and reaffirm our confidence in the strategy that positions us for sustained growth and long-term value creation.

Building on a Strong Foundation

Throughout 2025, Usio continued to execute on our mission of delivering secure, scalable, and integrated electronic payment and embedded financial solutions. Our diversified platform, spanning ACH, credit and debit card processing, payment facilitation, card issuing and output services, enables us to meet the evolving market while deepening and expanding client relationships across a wide range of industries.

Record Operational Metrics

While we are finalizing our financial 2025 results and the completion of the audit by our independent public accounting firm, preliminary data indicates that we processed more than $8.4 billion in payment volume, up from $7.1 billion in 2024, representing a 19% year-over-year increase. Total payment transactions processed exceeded 60.4 million, compared to 47 million in the prior year, an increase of 29%.

Operational momentum accelerated throughout the year. In the third quarter, our ACH division achieved all-time quarterly records across all key processing metrics, while our PINless debit service delivered record quarterly transaction volumes and dollars processed. This momentum continued into the fourth quarter, with ACH setting new all-time quarterly records for transactions and dollar volumes processed, representing sequential growth of 14% compared to the third quarter. In addition, we expect to report all-time quarterly records in the fourth quarter for both PINless debit and Card/PayFac processing volumes.

These results underscore the strength and scalability of our platform. While this performance reflects strong underlying momentum, revenue growth in 2025 is not expected to mirror the double-digit rates of prior years due primarily to the loss of a significant account of one of our resellers and lower interest rates.

This year, we set new benchmarks across several key processing areas:

●	Across our ACH, PINless-debit and credit card segments, we achieved all-time annual records for transaction counts and processing dollar volumes, driven by sustained demand and strategic execution.

●	Output Solutions results were flat overall; we grew our higher margin electronic document presentment which is our strategic imperative.

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 2025 was a challenging year for Card Issuing and the division fell well short of our expectations due to the loss of our reseller’s amusement park card program. As a result, prepaid load volume declined to approximately $300 million in 2025 from $500 million dollars in 2024, while prepaid transactions exceeded 8 million, compared to 11 million in the prior year.

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Despite these lower volumes, we were encouraged by improvements in transaction mix. In 2025, nearly 50% of loaded dollars were spent through signature-based transactions that generate interchange revenue (2% of each dollar spent) for us, compared to 34% in 2024, reflecting a more favorable mix and higher monetization per dollar processed.

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Looking ahead, we believe the Card Issuing business is well positioned for a strong recovery. Our team has secured several high-volume card programs expected to launch in 2026. In addition, our reseller program is showing great strength, with a host of potentially significant new business opportunities, including a large state school voucher payment program. We expect 2026 to be a meaningful year of revenue growth for our Card Issuing division.

These operational achievements reflect the inherent strength of our diversified market strategy and illustrate how our platforms are becoming increasingly embedded into the financial systems of our fintech partners, utilities, cities, states, counties, enterprise merchants, and software integrators. This deepening integration highlights our operating leverage ability to scale transaction volumes significantly without increasing SG&A at a similar rate.

Financial Discipline and Profitability Focus
In 2025, we expect to report record revenues, driven by robust increases in payment volumes and momentum in high-growth segments such as ACH and Real-time payments such as PINless debit.

While we experienced variability in quarterly revenues and margins, we continued to maintain positive adjusted EBITDA, generate operating cash flows and exercise disciplined cost management, Notably, we have delivered positive adjusted EBITDA over multiple consecutive quarters, affirming the consistency of our business model.

Our balance sheet remains strong with ample liquidity to support operations, strategic initiatives, and share repurchases.

Strategic Progress and Culture
We made meaningful investments in our go-to-market strategy and technology stack, positioning Usio One (our unifying go-to-market and operational approach designed to integrate Usio’s diverse payment products and services into a cohesive platform that drives growth, cross-selling opportunities, and customer stickiness). and other innovations to better capture market opportunities. Additionally, in 2025, Usio earned certification from Great Place To Work®, a testament to the collaborative culture, employee engagement, and operational excellence that power our performance.

Looking Ahead to 2026 and Beyond
Entering 2026, we are energized by the momentum we’ve built. Our strategic priorities include:

●	Scaling recurring revenue streams and deepening partner relationships;

●	Expanding our offerings to include more emerging payment technologies (including real-time and biometric solutions);

●	Continuing to pursue disciplined, accretive opportunities that align with our core competencies;

●	Enhancing shareholder value through operational execution and prudent capital allocation.

●	The successful integration of our PostCredit, a recent acquisition which will allow us to lever banking services for our customer base via our relationship with our various bank sponsors.

We believe that 2025’s achievements, both in record transaction volumes and cultural recognition, lay the groundwork for meaningful progress in the year ahead. On behalf of the entire Usio team, I thank our shareholders for their trust and support. We remain committed to building a stronger, more innovative, and more valuable Usio.

I look forward to 2026 with strong double digit revenue growth and capitalizing on our operating leverage.

Sincerely,

Louis Hoch

Chairman, President and CEO

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), a leading, cloud-based, integrated FinTech electronic payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, integrated software vendors and card issuers. The Company operates credit, debit/prepaid, and ACH payment processing platforms to deliver convenient, world-class payment solutions and services to clients through its unique payment facilitation platform as a service. The Company, through its Usio Output Solutions division offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the card issuing sector. Usio is headquartered in San Antonio, Texas, and has offices in Austin, Texas. Websites: www.usio.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com. Find us on Facebook® and Twitter.

Websites: www.usio.com  and www.akimbocard.com.
Find us on LinkedIn, Facebook® and Twitter.

Cautionary Note Regarding Preliminary Financial Information

The results of operations and other financial information described herein are preliminary, unaudited and subject to completion of Usio’s financial closing procedures and audit by Usio’s independent registered public accounting firm. These preliminary estimates are based on information available to management as of the date hereof, remain subject to our normal quarter- and year‑end closing and review processes, and are not a comprehensive statement of financial results for the applicable period. Actual results may differ materially from the preliminary information described herein, and you should not place undue reliance on this preliminary information. Usio undertakes no obligation to update the preliminary financial information to reflect subsequent events or the occurrence of unanticipated events, except as required by law.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy and any guidance for future periods. These forward-looking statements are identified by the use of words such as "believe," "should," "intend," "look forward," "anticipate," "schedule,” “potentially.” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to an economic downturn, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearing House network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of the stock price, the need to obtain additional financing, risks associated with new legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2024. One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from plans and projections. Although the Company believes that the assumptions underlying the forward-looking statements included in this press release are reasonable, the Company can give no assurance such assumptions will prove to be correct. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact

Paul Manley
Senior Vice President, Investor Relations
paul.manley@usio.com
612-834-1804